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                                                                  Exhibit 11(a)


                                     FORM OF
                 OPINION AND CONSENT OF WILLKIE FARR & GALLAGHER
                            WITH RESPECT TO LEGALITY



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                          Willkie Farr & Gallagher
                             One Citicorp Center
                            153 East 53rd Street
                       New York, New York  10022-4677




July __, 1997



Investors Trust
Two Union Square
601 Union Street
Suite 5600
Seattle, Washington 98101-2336

Ladies and Gentlemen:

We have acted as counsel for GE Short-Term Government Fund, GE Government Securities Fund, GE Tax-Exempt Fund, GE Value Equity Fund and GE Mid-Cap Growth Fund (each an "Acquiring Fund," and, collectively, the "Acquiring Funds"), each of which is a series of GE Funds, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), in connection with the acquisition of all or substantially all of the respective assets of Investors Trust Adjustable Rate Fund, Investors Trust Government Fund, Investors Trust Tax Free Fund, Investors Trust Value Fund and Investors Trust Growth Fund (each an "Acquired Fund," and, collectively, the "Acquired Funds"), each of which is a series of Investors Trust, a business trust organized under the laws of The Commonwealth of Massachusetts, in exchange for Class A and Class B shares of beneficial interest, par value $.001 per share, of the corresponding Acquiring Fund, and the assumption by GE Funds on behalf of the Acquiring Funds of scheduled liabilities of the Acquired Funds pursuant to an Agreement and Plan of Reorganization dated as of July __, 1997 (the "Agreement") between Investors Trust on behalf of the Acquired Funds and GE Funds on behalf of the Acquiring Funds. Capitalized terms used herein have the same meanings ascribed to them in the Agreement unless defined otherwise herein.

As counsel for the Acquiring Funds, we have examined the GE Funds' Declaration of Trust, as amended to date (the "Declaration of Trust"), the By-Laws, as amended to date, the Registration Statement on Form N-14, including any amendments thereto (the "Registration

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Statement"), the Combined Prospectus/Proxy Statement constituting a part thereof, and the Agreement, and have examined and relied upon such records of GE Funds and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed without independent verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We are members of the Bar of the State of New York and we express no opinion as to any matters governed by any laws other than the laws of the State of New York and the federal laws of the United States of America, except as to matters relating to the laws of The Commonwealth of Massachusetts. As to matters of Massachusetts law, we have relied solely on the opinion of Bingham, Dana & Gould LLP with respect to the matters addressed therein, which is satisfactory to us in form and scope and a copy of which is annexed hereto.

Based upon the foregoing, and subject to the limitations stated above, we are of the opinion that (a) GE Funds is duly organized and existing under GE Funds' Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust"; (b) GE Funds is an open-end management investment company registered under the Investment Company Act of 1940, as amended; and (c) the shares of the Acquiring Funds to be issued, when issued and sold in accordance with GE Funds' Declaration and By-Laws and for the consideration described in the Agreement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of an Acquiring Fund may under certain circumstances be held personally liable for its obligations.

This opinion is furnished by us as counsel to the Acquiring Funds, is solely for the benefit of Investors Trust on behalf of the Acquired Funds, its trustees and officers in connection with the above-described transaction and may not be relied upon for any other purpose or by any other person. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 and to the use of our name and any reference to our firm in the Registration Statement or the Prospectus/Proxy Statement constituting a part thereof.

Very truly yours,